Exhibit 5.1

March 6, 2015

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, NV 89169

Ladies and Gentlemen:

We have acted as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the subsidiaries of the Company indicated on the Registration Statement as being additional registrants (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) on March 6, 2015 under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the issuance and sale from time to time by the Company (and, with respect to the Debt Guarantees (as defined below), by the Subsidiary Guarantors), on an immediate, delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company at principal amounts, prices and on terms to be determined at the time of offering:

(i) one or more series of debt securities which may take the form of senior debt securities (the “Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities and Senior Subordinated Debt Securities, the “Debt Securities”),

(ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more classes or series;

(iii) depositary shares representing fractional shares of the Preferred Stock or other equity stock of the Company (“Depositary Shares”);

(iv) shares of common stock, $0.10 par value per share, of the Company, together with associated stock protection rights or similar rights, if applicable (“Common Stock”);

(v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”);

(vi) rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company (the “Rights”);

(vii) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Debt Guarantees”);

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bhfs.com	Brownstein Hyatt Farber Schreck, LLP

March 6, 2015

(viii) purchase contracts obligating holders to purchase the Company’s securities at a future date or dates (“Purchase Contracts”); and

(ix) units (“Units”) consisting of one or more securities referenced above.

The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, the Rights, the Debt Guarantees, the Purchase Contracts and the Units are collectively referred to herein as the “Offered Securities.”

Each series of Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities, and any Debt Guarantees related thereto, will be issued pursuant to (i) to the extent required under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), a senior indenture (the “Senior Debt Indenture”), substantially in the form filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution, as trustee, (ii) to the extent required under the Trust Indenture Act, a senior subordinated indenture (the “Senior Subordinated Debt Indentures”), substantially in the form filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution, as trustee, or (iii) a subordinated indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture and the Senior Subordinated Debt Indentures, the “Indentures,” and each an “Indenture”), substantially in the form filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution, as trustee.

Each Depositary Share will be issued pursuant to a deposit agreement (a “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Right will be issued pursuant to a rights agreement (a “Rights Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Purchase Contract will be issued pursuant to a purchase contract agreement (a “Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement (a “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

In reaching the opinion stated in this letter, we have reviewed originals or copies of (i) the Registration Statement, (ii) Indentures filed as exhibits to the Registration Statement, (iii) the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Restated Bylaws (the “Bylaws”), (iv) resolutions of the Company’s Board of Directors, and (v) such other documents as we have considered relevant.

In rendering this opinion, we have assumed that (i) all information contained in all documents that we have reviewed is correct, (ii) all signatures on all documents that we have reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and the originals are true and complete, and (v) each natural person signing a document

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has sufficient legal capacity to do so. With respect to an offering of Senior Debt Securities and related Debt Guarantees, Senior Subordinated Debt Securities and related Debt Guarantees, Subordinated Debt and related Debt Guarantees, Warrants, Rights, Purchase Contracts, Depositary Shares or Units, we have assumed that the related Indenture, Warrant Agreement, Rights Agreement, Purchase Contract Agreement, Deposit Agreement or Unit Agreement, as applicable, will be governed by the laws of the State of New York or the State of Delaware.

We have assumed that, upon the issuance of any of the Common Stock or Preferred Stock that may be offered and sold under the Registration Statement, including Common Stock or Preferred Stock that may be issued upon conversion or exchange or otherwise in connection with other Offered Securities, (i) the total number of issued and outstanding shares of Common Stock or Preferred Stock (as the case may be) after giving effect to such issuance would not exceed the total number of shares of Common Stock or Preferred Stock (as the case may be) that the Company is then authorized to issue under its Certificate of Incorporation, as it may then have been amended, (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation or the applicable Certificate of Designations (as defined below), as each may then have been amended; (iii) the Offered Securities have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; and (iv) the Indenture relating to any series of Debt Securities shall have been qualified under the Trust Indenture Act (and a Form T-1 shall have been properly filed with the Commission), and shall have been duly executed and delivered pursuant to the terms of such Indenture.

We have assumed that the issuance, sale, amount and terms of the Offered Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company or the governing body of the applicable Subsidiary Guarantor, as applicable, or a duly authorized committee thereof consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Certificate of Incorporation and Bylaws and/or such Subsidiary Guarantor’s equivalent documents, as applicable, and the laws of the State of its formation (each, a “Board Action”) and will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company, such Subsidiary Guarantor or their respective properties is subject, (ii) any law, rule or regulation to which the Company or such Subsidiary Guarantor is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any requirement with respect to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. Upon the completion of all required Board Actions relating to Debt Securities and when, to the extent required by the Trust Indenture Act, (i) the trustee is qualified to act as trustee under the Senior Debt Indenture, the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as applicable, (ii) the trustee has duly executed and delivered the Senior Debt Indenture, the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as applicable, (iii) the Senior Debt Indenture, the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the trustee, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture, the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities will be duly authorized and validly issued and be legally valid and binding obligations of the Company.

2. Upon the completion of all required Board Actions relating to Debt Guarantees, when such Debt Securities are duly executed, delivered and authenticated in accordance with the Indentures under which they are issued and when payment of the agreed-upon consideration therefor is received, then, upon the happening of such events, such

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Debt Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.

3. Upon the completion of all required Board Actions relating to the issuance of Preferred Stock (including any Preferred Stock that is issued upon exercise or conversion of any other security), when the Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”) has been duly filed with the Secretary of State of the State of Delaware, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

4. Upon the completion of all required Board Actions relating to the issuance of Common Stock (including any Common Stock issued upon exercise or conversion of any other security), such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

5. Upon the completion of all required Board Actions relating to the issuance of Depositary Shares, such Depositary Shares will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. Upon the completion of all required Board Actions relating to the issuance of Warrants, such Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. Upon the completion of all required Board Actions relating to the issuance of Rights, assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action, when issued and upon receipt of legal consideration, such Rights will be duly authorized, legally valid and binding obligations of the Company.

8. Upon the completion of all required Board Actions relating to the issuance of Purchase Contracts, such Purchase Contracts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. Upon the completion of all required Board Actions relating to the issuance of Units, such Units will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above (except for the opinions set forth in paragraphs 3 and 4 above) are subject to the following additional exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (v) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indentures; (vi) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (vii) we express no opinion with respect to any provisions of the Debt Securities or the Indentures that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (vii) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (ix) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign

March 6, 2015

currencies, currency units or composite currencies; (x) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (xi) we express no opinion on the effect on the enforceability of the Debt Guarantees against any Subsidiary Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Subsidiary Guarantor, and we also express no opinion as to the effectiveness of any waiver of any such defense by any Subsidiary Guarantor; (xii) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (xii) in the case of the Warrant Agreement, the Warrants, the Deposit Agreement, the Depositary Shares, the Purchase Contracts, the Debt Guarantees, any Certificates of Designations, any Units, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indentures), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

To the extent that the obligations of the Company under an Indenture or any related document may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture and each such other document; that the Indenture and each other document to which the Trustee is a party has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture and under any other document, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and each such other document. We also note that in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the Trustee or debt securityholder impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the Trustee or debt securityholder elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the Trustee or debt securityholder otherwise takes action under the Applicable Agreements that materially prejudices the guarantor

This opinion letter is limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the laws of the State of New York.

This opinion is intended to be filed as an exhibit to the Registration Statement. We consent to the use of our name under the caption “Legal Matters” in the Registration Statement and prospectus and any amendments thereto. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP